SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2004

THE LUBRIZOL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-5263	34-0367600

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29400 Lakeland Boulevard, Wickliffe, Ohio	44092-2298

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(440) 943-4200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.	Other Events and Regulation FD Disclosure.

The Lubrizol Corporation is filing with this report pro forma financial data with respect to its previously announced proposed acquisition of Noveon International, Inc. and historical financial statements of Noveon International, Inc.

ITEM 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

	(c)	Exhibits.

	23.1	Consent of Ernst & Young LLP.

	99.1	Consolidated financial statements of Noveon International, Inc. as of December 31, 2003 and 2002, the years ended December 31, 2003 and 2002, and the ten months ended December 31, 2001, consolidated financial statements of BFGoodrich Performance Materials (the predecessor company and a segment of The BFGoodrich Company) for the two months ended February 28, 2001 and reports of independent auditors.

	99.2	Condensed consolidated financial statements of Noveon International, Inc. as of March 31, 2004 and December 31, 2003 and the three month periods ended March 31, 2004 and 2003.

	99.3	Unaudited pro forma consolidated financial information of The Lubrizol Corporation as of March 31, 2004 and for the year ended December 31, 2003 and the three month periods ended March 31, 2004 and 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LUBRIZOL CORPORATION

	By:	/s/ Leslie M. Reynolds

	Name:	Leslie M. Reynolds
	Title:	Corporate Secretary and Counsel

Date: May 20, 2004

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EXHIBIT INDEX

Exhibit No.	Exhibit Description

23.1	Consent of Ernst & Young LLP.

99.1	Consolidated financial statements of Noveon International, Inc. as of December 31, 2003 and 2002, the years ended December 31, 2003 and 2002, and the ten months ended December 31, 2001, consolidated financial statements of BFGoodrich Performance Materials (the predecessor company and a segment of The BFGoodrich Company) for the two months ended February 28, 2001 and reports of independent auditors.

99.2	Condensed consolidated financial statements of Noveon International, Inc. as of March 31, 2004 and December 31, 2003 and the three month periods ended March 31, 2004 and 2003.

99.3	Unaudited pro forma consolidated financial information of The Lubrizol Corporation as of March 31, 2004 and for the year ended December 31, 2003 and the three month periods ended March 31, 2004 and 2003.

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